                              Employment Agreement


                              EMPLOYMENT AGREEMENT

      This Employment Agreement ("Agreement"), is made and entered into by and between Aladdin Gaming LLC ("Company"), Aladdin Holdings, LLC, ("Aladdin Holdings") and Lee Galati ("Executive").

      WHEREAS, the Company considers it important and in its best interest and the best interest of its owners to foster the employment of key management personnel and desires to retain the services of Executive on the terms and subject to the conditions in this Agreement;

      WHEREAS, the Executive desires to accept employment by the Company to render services to the Company on the terms and subject to the conditions in this Agreement;

      NOW, THEREFORE, in consideration of the foregoing and the following mutual covenants and agreements, the parties agree as follows:

      1. Employment. The Company hereby employs Executive as Senior Vice President - Human Resources of the Aladdin Hotel and Casino and Executive hereby accepts such employment with the Company for the compensation and on the terms and subject to the conditions in this Agreement.

      2. Term. The term of the Executive's employment under this Agreement ("Term") shall commence on July 1, 1997 ("Commencement Date") and shall continue for four (4) years, to and including June 30, 2001, unless earlier terminated as provided in this Agreement. (The date of any termination of this Agreement as provided herein is the "Termination Date".)

      3. Duties and Responsibilities. During the Term, Executive will serve as Senior Vice President - Human Resources of the Aladdin Hotel and Casino and will have such authority, responsibilities and duties as are customarily associated with this position. At all times Executive shall faithfully and to the best of his abilities perform his duties and responsibilities hereunder to the reasonable satisfaction of the Board of Directors. In addition, Executive shall devote his full time, efforts and attention to the business and affairs of the Company, use his best efforts to further the interest of the Company and at all times conduct himself in a manner which reflects credit upon the Company.


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

      4. Compensation.

            a. Salary. For his services hereunder, the Company shall pay Executive a base salary ("Base Salary") of $150,000.00 for each consecutive 12-month period during the Term beginning with the Commencement Date. (Each such consecutive 12-month period is an "Employment Year"). Executive's Base Salary will be prorated for any partial Employment Year. The Board of Directors will consider increases in the Base Salary no less frequently than annually, commencing at the end of the first Employment Year hereunder and will be based upon criteria determined by the Board of Directors and applicable to other members of the executive management group. Any such increases, however, shall be in the sole discretion of the Board of Directors, but there shall be no reduction in Base Salary during the Term. The Base Salary shall be payable in equal periodic installments subject to customary deductions for social security, other taxes and amounts customarily withheld from salaries of employees of the Company, all in accordance with the Company's usual and customary payroll practices.

            b. Annual Bonus. From and after the Operational Date as defined in
      Section 4(f)(1)(i) hereof, Executive is eligible to receive from the Company an annual cash bonus, provided Executive is employed by the Company on the date the Board of Directors grants the bonus. The bonus will be based on relevant criteria or performance standards as determined by the Board of Directors in a bonus plan which will be competitive with industry standards.

            c. Benefits. During the Term, Executive shall be entitled to receive from the Company such health, pension, retirement and other employee benefits as the Company provides to other members of the executive management group. During the Term, the Company at its expense will provide Executive with term life insurance in the amount of Executive's annual Base Salary. During the Term, the Company at its expense will provide Executive with long-term disability coverage under a group long-term disability plan the Company provides other members of the executive management group.

            d. Vacation. Executive shall be entitled to two (2) weeks paid vacation for each Employment Year, prorated for any partial Employment Year. The Board of Directors in its discretion may increase Executive's vacation entitlement. The timing and duration of specific vacations will take into account the business needs of the Company and will be mutually agreed to by the parties. In the event any such vacation is not used by Executive in any Employment Year, the Executive has a right to accumulate and carry forward such number of unused vacation days from year to year as may be consistent with the Company's policy therefor for other


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      members of the executive management group, in effect from time to time.
      Upon termination of employment, all unused vacation time shall be paid to Executive.

            e. Reimbursement of Expenses. The Company shall pay all reasonable expenses incurred by Executive in the performance of his duties and responsibilities for the Company. Executive shall submit to the Company statements and documentation reflecting such expenses so incurred, with such detail, backup and confirmation as the Company may reasonably require. Subject to any audit the Company deems necessary, the Company shall promptly reimburse Executive the full amount of any such expenses incurred by Executive.

            f. Right to Purchase LLC Membership Interest. On the Commencement Date, Executive has the right to purchase a membership interest equal to twenty-five hundredths (0.25%) percent of the total membership interests of the Company for a total purchase price of $150.00, which amount equals 100% of the fair market value of Executive's membership interest on the date of purchase (the "Restricted Membership Interest").

            (1) During the Term, the Restricted Membership Interest vests as follows:

                        (i) 25% of the Restricted Membership Interest on the
                  date that the Company opens and begins operating the newly renovated and expanded Aladdin Hotel & Casino (the "Operational Date"); and

                        (ii) 25% of the Restricted Membership Interest on each
                  succeeding annual anniversary of the Operational Date to the Termination Date;

            (2) Upon expiration of the four-year term of this Agreement (provided Executive was employed by the Company at such expiration), any unvested Restricted Membership Interest vests only as follows:

                        (i) if the Company does not continue to employ Executive
                  for reason(s) not constituting Cause as defined in Section 5(d)(1-4) hereof or if the Executive does not continue his employment at the request of the Company for reason(s) constituting Good Reason as defined in Section 5(d)(5), then an additional 25% of the Restricted Membership Interest vests; or


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                        (ii) if the Executive's employment with the Company
                  continues, the 25% of the Restricted Membership Interest continues to vest in accordance with Section 4(f)(1)(ii) above as though there had been no Termination Date.

            (3) If Executive's employment terminates, the Company has the right to repurchase any unvested portion of the Restricted Membership Interest for the purchase price originally paid by Executive.

            (4) If, after the Operational Date, the Company remains an LLC, has profits from operations but does not make to Executive membership distributions sufficient to pay Executive's tax obligations from such profits, then the Company will distribute sufficient cash for Executive to satisfy such obligations, but only to the extent such distributions are not sufficient to meet such tax obligations.

            g. Executive's Put Right. Executive has the right but not the obligation to sell his vested Restricted Membership Interest (or shares exchanged by such Interest) back to the Company only in the following circumstances:

            (1) The Company's IPO has not occurred upon expiration of the original four-year term of this Agreement and Company does not continue to employ Executive for reason(s) not constituting Cause as defined in Section 5(d)(1-4) hereof or the Executive does not continue his employment at the request of the Company for reason(s) constituting Good Reason as defined in Section 5(d)(5). This Put right must be exercised in writing by Executive within thirty (30) days of the expiration of the four-year term hereunder or it shall become void and without further effect.

            (2) The Company's IPO has not occurred upon Executive becoming 100% vested in Restricted Membership Interest. This Put right must be exercised in writing by Executive within 30 days of Executive being 100% vested or it shall become void and without further effect.

            The Put purchase price is the fair market value of such Interest (or shares) on the Valuation Date. Under this Agreement, the Valuation Date is
      (i) the expiration of the four-year term of this Agreement, in the event of a Put under Section 4(g)(i), or (ii) the date Executive becomes 100% vested, in the event of a Put under Section 4(g)(2). In either case of (i) or (ii) in the preceding sentence, the fair market value shall be determined by an independent appraisal firm mutually agreed to by the


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      Company and Executive, with the cost of such appraisal being paid by the
      Company. If Executive exercises the Put hereunder, the Company must purchase the Restricted Membership Interest or shares within ninety (90) days of Executive's exercise of the Put.

            h. Company's Call Right. If, prior to the date of the Company's IPO, the Company terminates Executive for Cause as defined in Section 5(d) hereof (including Executive quitting without Good Reason under Section 5(d)(5)), then the Company shall have the right but not the obligation to purchase any vested Restricted Membership Interest (or shares exchanged by such Interest) within thirty (30) days of the Termination Date at a price equal to two (2) times the price Executive originally paid the Company for such Restricted Membership Interest. The Call right must be exercised in writing by the Company within thirty (30) days of the Termination Date or it shall become void and without further effect. If the Company exercises the Call hereunder, Executive must tender such Interest or shares and otherwise complete the transaction hereunder within thirty (30) days of the Company's exercise of the Call.

            i. Auto Allowance. During the Term, the Company shall pay Executive an auto allowance of $300.00 per month.

      5. Termination. This Agreement shall terminate in accordance with the following provisions:

            a. Expiration of the Term. Unless earlier terminated in accordance with the provisions hereof, this Agreement shall terminate upon expiration of the four-year term as provided in Section 2.

            b. Death. If the Executive dies during the Term, this Agreement shall terminate, with the Termination Date being the date of the Executive's death.

            c. Disability. If the Executive has been absent from service to the Company as required in this Agreement for a period of ninety (90) days or more during any one-hundred eighty (180) day period during the Term as a result of any physical or mental disability, the Company has the right to terminate this Agreement, the Termination Date being ten (10) days after notice thereof is given to Executive.

            d. Termination by Company for Cause. The Company has the right to terminate this Agreement for Cause as defined herein, such termination to be effective immediately upon notice thereof from the Company to Executive. For


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      purposes of this Agreement, Cause shall mean Executive's (1) conviction of any felony; (2) embezzlement or misappropriation of money or property of the Company; (3) denial, rejection, suspension or revocation of any gaming license or permit; (4) Executive's material breach of Section 6 hereof which material breach has an adverse impact on the Company; (5) Executive quits his employment with the Company without Good Reason. Good Reason is defined as (i) the assignment to Executive of duties materially inconsistent with his position and title without his consent, or (ii) a material reduction in Executive's duties, authorities and responsibilities without his consent, or (iii) a reduction by the Company in Executive's Base Salary, in effect immediately prior to such reduction, without his consent, provided Executive gives the Company written notice specifying such assignment or reduction and the Company has not cured or abated such assignment or reduction within 20 days thereafter.

            e. Termination by Company Without Cause (Termination by Executive With Good Reason). Subject to Section 5(f), the Company has the right to terminate this Agreement without Cause (and the Executive has the right to terminate this Agreement for Good Reason as defined in Section 5(d) hereof) by giving the other party written notice thereof and the Company shall provide Executive with the benefits set forth in Section 8(e). A termination under this Section 5(e) includes Executive's termination without Cause following a Change of Control. For purposes of this Agreement, a Change of Control shall be deemed to occur only if any two of the three directors who are serving on the Board of Directors of the Company as representatives of the Sommer Family Trust or related entities on the date of the execution of this Agreement cease to be directors of the Company.

            f. Special Right of Company to Terminate this Agreement. If, within twelve (12) months from the Commencement Date, substantially complete project financing sufficient for substantially full renovation and construction for the Aladdin Hotel & Casino Redevelopment and Expansion Project as set forth in the presentation to GW Vegas prepared by Westwood Capital LLC and dated July, 1996 (or as subsequently modified) and as finally approved by the Clark County Commission, has not been secured, the Company shall have the right but not the obligation to terminate Executive and this Agreement and Executive shall only be entitled to the benefits in
      Section 8(f) hereof.

      6. Executive's Covenants: The Executive acknowledges that the Company has a substantial, legitimate and continuing interest in the protection of its business relationships with others including without limitation current and prospective employees, consultants, advisors, customers, vendors, suppliers, partners or joint venturers, and


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financing sources, and in the protection of its Confidential Information, and has invested substantial sums, time and effort and will continue to invest substantial sums, time and effort to develop, maintain and protect such relationships and Information. Accordingly, Executive covenants and agrees as follows:

            a. Confidentiality. During the Term and thereafter, Executive shall keep secret and retain in strictest confidence and shall not, without the prior written consent of the Company, furnish, make available or disclose to any third party or use for the benefit of himself or any third party any Confidential Information. Confidential Information is information related to or concerning the Company and its businesses which is confidential, proprietary or not generally known to and cannot be readily ascertained through proper means by persons or entities (including the Company's present or future competitors), who can obtain any type of value from its disclosure or use. Confidential Information includes all secret, confidential or proprietary information, knowledge or data relating to the Company, such as, without limitation, finances and financing methods, sources, proposals or plans; operational methods; marketing or development proposals, plans or strategies; pricing strategies; business or property acquisition or development proposals or plans; new personnel acquisition proposals or plans; customer lists and any descriptions or data concerning current or prospective customers; provided, however, while employed by the Company and in furtherance of the business and for the benefit of the Company, Executive may provide Confidential Information as appropriate to attorneys, accountants, financial institutions and other persons or entities engaged in business with the Company.

            b. Non-Competition. Executive covenants and agrees that he will not compete with the Company, its affiliates or subsidiaries at any time during the Term, or for one (1) year from the Termination Date upon a Termination by the Company for Cause under Section 5(d) (including Executive quitting without Good Reason under Section 5(d)(5)). Under this paragraph, Executive agrees that he will not, directly or indirectly, whether as employee, owner, partner, agent, director, officer, consultant, independent consultant or stockholder (except as the beneficial owner of not more than 2% of the outstanding shares of a corporation, any of the capital stock of which is listed on any national or regional securities exchange or quoted in the daily listing of over-the-counter market securities and, in each case, in which the Executive does not undertake any management or operational or advisory role) or in any other capacity, for his own account or for the benefit of any other person or entity, establish, engage, work for or be connected in any manner with any person or entity which is, at the time, engaged in a business which is in competition with the business of the Company (or any of its subsidiaries or affiliates); it being understood that for purposes of this Section 6(b), the business of


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      owning, managing, operating or financing a casino or similar gaming activities in Clark County, Nevada, shall be deemed to be business in which the Company is engaged; provided, however, nothing herein prohibits Executive from working for a competing business outside Clark County, Nevada, so long as Executive's work outside Clark County, Nevada, does not involve competition with the business of the Company in Clark County, Nevada.

            c. Employees of the Company. For one (1) year following the Termination Date, Executive shall not, directly or indirectly, solicit, or cause others to solicit, for employment by any person or entity other than the Company, any employee of the Company or encourage any such employee to leave employment with the Company.

            d. Property of the Company. Executive acknowledges and agrees that all memoranda, notes, lists, records and other documents or papers, including copies thereof, containing or reflecting Confidential Information (whether or not such items are kept or stored in computer memories, microfiche, hard copy or any other manner) made or compiled by Executive or made available to Executive are and remain the property of the Company ("Company Property") and shall be delivered to the Company promptly upon any termination of this Agreement under Section 5 hereof. Executive shall retain no copies of Company Property following the Termination Date.

            e. Reasonableness and Severability of Covenants. The Executive acknowledges and agrees that the Executive's Covenants herein are necessary for the protection of the Company's legitimate interests, are reasonable and valid in duration and geographical scope, and in all other respects. If any court determines that any of the Executive Covenants, or any part thereof, is invalid or unenforceable, the remainder of the Restrictive Covenants shall not thereby be affected and shall be given full effect without regard to the invalid portions.

            f. Blue-Pencilling. If any court determines that any of the Executive Covenants, or any part thereof, is unenforceable because of the duration or geographical scope of such provision, such court shall have the power to reduce the duration or scope of such provision, as the case may be, and, in its reduced form, such provision shall then be enforceable.

      7. Non-Disparagement. Each of the parties agrees that after the Termination Date, neither shall, publicly or privately, disparage or make any statements (written or oral) that could impugn the integrity, acumen (business or otherwise), ethics or business practices, of the other, except in each case, to the extent (but solely to the extent)


                                        8
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necessary (i) in any judicial or arbitral action to enforce the provisions of this Agreement or (ii) in connection with any judicial or administrative proceeding to the extent required by applicable law.

      8. Effect of Termination. The following provisions shall apply in the event of the termination of this Agreement as provided in Section 5 above, and neither party shall have any further liability or obligation to the other, except as provided herein:

            a. Expiration of Term. Upon expiration of the four (4) year term under Section 5(a) hereof, this Agreement shall terminate and be of no further force and effect, except as provided in Sections 4(f), 4(g), 6(a), 6(c), 6(d), 6(e), 6(f) and 7; provided that Executive shall be entitled to such salary, bonus and benefits then accrued or vested to the Termination Date, and any expense reimbursement amounts accrued to the Termination Date;

            b. Death. Upon termination of this Agreement as provided in Section 5(b) hereof, this Agreement shall terminate and be of no further force and effect except as provided in Sections 4(f) and 4(g)(2); provided further that the Company shall pay to Executive's estate any salary, bonus and benefits then accrued or vested to the Termination Date, and any expense reimbursement amounts accrued to the Termination Date;

            c. Disability. Upon termination of this Agreement as provided in
      Section 5(c) hereof, this Agreement shall terminate and be of no further force and effect, except as provided in Sections 4(f), 4(g)(2), 6(a), 6(c), 6(d), 6(e), 6(f) and 7; provided that Executive shall be entitled to such salary, bonus and benefits then accrued or vested to the Termination Date, and any expense reimbursement amounts accrued to the Termination Date;

            d. Termination by Company for Cause. Upon termination of this Agreement as provided in Section 5(d) hereof, this Agreement shall terminate and be of no further force and effect, except as provided in Sections 4(f), 4(h), 6 and 7; provided that Executive shall be entitled to such salary, bonus and benefits then accrued or vested to the Termination Date, and any expense reimbursement amounts accrued to the Termination Date;

            e. Termination by the Company Without Cause. Upon termination of this Agreement as provided in Section 5(e), this Agreement shall terminate and be of no further force and effect, except as provided in Sections 6 and 7; provided further that Executive shall be entitled to such salary, bonus and benefits to which Executive would have been entitled for the remainder of the four-year term or


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      twelve (12) months, whichever is longer, as if there had been no earlier termination.

            f. Termination By Special Right of the Company. Upon termination of this Agreement as provided in Section 5(f), this Agreement shall terminate and be of no further force and effect, except as provided in Sections 6(a), 6(c), 6(d), 6(e), 6(f) and 7; provided further that Executive shall be entitled to such salary, bonus and benefits then accrued or vested to the Termination Date, any expense reimbursement amounts accrued to the Termination Date, and additional benefits as follows: Company paid COBRA premiums for twelve (12) months and Base Salary for twelve (12) months, payable in lump sum less customary deductions.

      9. General Provisions.

            a. Assignment. Neither this Agreement nor any right or interest hereunder shall be assignable by the Executive or the Company without the prior written consent of the other; provided, that (i) in the event of the Executive's Death during the Term, the Executive's estate and his heirs, executors, administrators, legatees and distributees shall have the rights and obligations set forth herein, as provided herein, and (ii) nothing contained in this Agreement shall limit or restrict the Company's ability
      (A) to merge or consolidate or effect any similar transaction with any other entity, irrespective of whether the Company is the surviving entity (including a split up, spin off or similar type transaction), provided, that one or more of such surviving entities shall continue to be bound by the provisions hereof binding upon the Company; (B) to assign this Agreement in conjunction with a sale of all or substantially all of the Company's assets; or (C) an assignment of this Agreement to an affiliate controlled by or under common control with Company.

            b. Binding Agreement. This Agreement shall be binding upon, and inure to the benefit of, the Executive and the Company and their respective heirs, executors, administrators, legatees and distributees, successors and permitted assigns.

            c. Guarantee. Aladdin Holdings hereby unconditionally and irrevocably guarantees to Executive the performance of all payment obligations of the Company, its successors and assigns with respect to the Agreement; provided, however, that (i) such guarantee shall become void and without further effect, and (ii) Aladdin Holdings shall cease being a party to this Agreement, as of the date, if any, of the Funding, defined as substantially complete project financing sufficient for substantially full renovation and construction for the Aladdin Hotel and Casino Redevelopment and Expansion project as set forth in the presentation to GW Vegas prepared by Westwood Capital LLC and dated July 1996 (or as subsequently modified) and as finally approved by the Clark County Commission.

            d. Amendment of Agreement. This Agreement may not be modified or amended except by an instrument in writing signed by the parties hereto.

            e. Severability. If, for any reason, any provision of this Agreement is determined to be invalid or unenforceable, such invalidity or lack of enforceability shall not affect any other provision of this Agreement not so determined to be invalid or unenforceable, and each such other provision shall, to the full extent consistent with applicable law, continue in full force and effect, irrespective of such invalid or unenforceable provision.

            f. Effect of Prior Agreements. This Agreement contains the entire understanding between the parties hereto respecting the Executive's employment by the Company, and supersedes any prior understandings or agreements between the parties hereto.

            g. Indemnification. The Company shall indemnify and hold Executive harmless to the full extent permitted by Chapter 86 of the Nevada Revised Statutes against costs, expenses, liabilities and losses, including reasonable attorney's fees and disbursements of counsel, incurred or suffered by him in connection with his serves as an employee of the Company during the Term of this Agreement.

            h. Notices. For the purpose of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given (i) when delivered, if sent by telecopy or by hand, (ii) one business day after sending, if sent by reputable overnight courier service, such as Federal Express, or (iii) three business days after being mailed, if sent by United States certified or registered mail, return receipt requested, postage prepaid.


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      Notices shall be sent by one of the methods described above; provided, that any notice sent by telecopy shall also be sent by any other method permitted above. Notices shall be sent:

            If to the Executive:

            with a copy to:

            If to the Company: Aladdin Holdings LLC
                               280 Park Avenue
                               New York, NY 10017
                               Attn: Ron Dictrow

      directed to the attention of the Board of Directors with copies to the Chairman thereof; or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.

            i. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

            j. Indulgences, Etc. Neither the failure nor any delay on the part of either party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence.

            k. Binding Arbitration. Except for an action by the company for injunctive or other equitable relief, any dispute or controversy arising under or in connection to this Employment Agreement shall be resolved through binding arbitration, conducted in Las Vegas, Nevada, in accordance with the rules of the American Arbitration Association. Judgment may be entered on the arbitration award in any court of competent jurisdiction.

            l. Headings. The headings of sections and paragraphs herein are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

            m. Neutral Construction: Each party to this Agreement has had the opportunity to retain counsel, and to review and participate in the drafting of this Agreement, and, accordingly, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting parties will not be employed or used in any interpretation or enforcement of this Agreement.

            n. Governing Law. This Agreement has been executed and delivered in the State of Nevada, and its validity, interpretation, performance, and enforcement shall be governed by the laws of such state, without regard to principals of conflicts of laws.

EXECUTION DATE                                    ALADDIN GAMING LLC


________________, 1997                            By: /s/ Jack Sommer
                                                      --------------------------
                                                  Its: President

                                                  ALADDIN HOLDINGS, LLC


                                                  By: /s/ Jack Sommer
                                                      --------------------------
                                                  Its: President


                                                  /s/ Lee Galati
                                                  ------------------------------
                                                  Lee Galati, Executive


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